UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2021

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Wilshire Boulevard Suite 1720, Los Angeles, California 90010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 598-7113

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On June 1, 2021, the registrant completed a private placement of 16,666,666 shares of its common stock at $0.36 per share, resulting in gross proceeds of $6,000,000. In addition, holders of debt converted a total of $399,000 in principal and $280,610 in interest into 1,741,873 shares of common stock.

The registrant relied upon the exemption from registration contained in Rule 506(b) and Section 4(a)(2) of the Securities Act, and corresponding provisions of state securities laws, on the basis that (i) offers were made to a limited number of prospective investors and existing debt holders, (ii) each offer was made through direct communication with the offerees by the registrant, (iii) each of the offerees had the requisite sophistication and financial ability to bear risks of investing in the registrant’s common stock, (iv) the registrant provided extensive disclosure to the offerees, and (v) there was no general solicitation and no commission or remuneration was paid in connection with the offers.

The balance sheet impact of the transactions described above, as well as the forgiveness of a PPP loan in the amount of $568,131 and retirement of debt in the amount of $840,000, is reflected in the unaudited pro forma balance attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits relating to Item 3.02 shall be deemed to be furnished, and not filed:

99.1	Press Release of Barfresh Inc. dated June 3, 2021
99.2	Pro forma condensed consolidated balance sheet as of March 31, 2021(unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc., a Delaware corporation (Registrant)

Date: June 3, 2021	/s/ Riccardo Delle Coste
	By:	Riccardo Delle Coste
	Its:	Chief Executive Officer